Exhibit 10.2

NCS MULTISTAGE HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

FOR NON-US EMPLOYEES

FIRST AMENDMENT

NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), having reserved to the Company’s Compensation, Nominating and Governance Committee (the “Committee”) the right under Section 18.8 of the NCS Multistage Holdings, Inc. Employee Stock Purchase Plan for Non-US Employees, as effective as of August 3, 2017 (the “Plan”), to amend the Plan, does hereby amend the Plan as follows:

Effective as of December 31, 2018, Section 5 and Section 6.4 are hereby amended in their entirety to read as follows:

“5.Offering Periods. The Plan shall be implemented by a series of Offering Periods. Unless otherwise provided by the Committee, Offering Periods shall run from January 1st through June 30th and July 1st through December 31st. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods prior to their date of commencement (up to a maximum Offering Period of 27 months).”

“6.4Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant's accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 1,041 shares of Common Stock per Offering Period (or such other number as the Committee may establish from time to time before an Offering Period begins).  Any amount remaining in the Participant’s notional account as of the Purchase Date in excess of the amount that may be applied to purchase shares as a result of the limitations set forth herein (or as designated by the administrator of the Plan) shall be carried over to the next Offering Period, unless the Committee establishes otherwise.”

EXECUTED this 14th day of November, 2018, but effective as of the date set forth above.

By:	/s/ John Deane
John Deane, Chairman
Compensation, Nominating and Governance Committee of NCS Multistage Holdings, Inc.